UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 29, 2015, Equity Commonwealth (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent (the “Agent”), and the other financial institutions or entities from time to time party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide (i) a $750 million unsecured revolving credit facility (the “Revolving Facility”), (ii) a $200 million 5-year term loan facility (the “5-Year Term Loan”) and (iii) a $200 million 7-year term loan facility (the “7-Year Term Loan” and together with the Revolving Facility and the 5-Year Term Loan, the “Facilities”). The Credit Agreement replaces the Company’s prior Credit Agreement, dated as of August 9, 2010, among the Company, Wells Fargo, as Administrative Agent, and the other financial institutions or entities from time to time party thereto (as amended, the “Previous Credit Agreement”), and the Company’s prior Term Loan Agreement, dated as of December 16, 2010, among the Company, Wells Fargo, as Administrative Agent, and the other financial institutions or entities from time to time party thereto (as amended, the “Previous Term Loan Agreement”).

The Revolving Facility has a scheduled maturity date of January 28, 2019, which maturity date may be extended for up to two additional periods of six months at the Company’s option subject to satisfaction of certain conditions and the payment of an extension fee of 0.075% of the aggregate amount available under the Revolving Facility. The 5-Year Term Loan and the 7-Year Term Loan have scheduled maturity dates of January 28, 2020 and January 28, 2022, respectively. The Company initially intends to use the proceeds of borrowings under the Credit Agreement to repay all amounts outstanding and due under the Previous Credit Agreement and Previous Term Loan Agreement and for general corporate purposes going forward.

The Credit Agreement permits the Company to utilize up to $100 million of the Revolving Facility for the issuance of letters of credit, includes swingline loan capacity under the Revolving Facility for up to $75 million in same day borrowings and allows for competitive bid loans under the Revolving Facility of up to 50% of the Revolving Facility capacity. Amounts owing under the Credit Agreement generally may be prepaid at any time without premium or penalty, subject to the following exceptions: (1) the Company is required to pay customary breakage costs to prepay outstanding borrowings with respect to which a LIBOR rate election is in effect; and (2) the Company also is required to pay, in the case of prepayment of the 7-Year Term Loan prior to the two-year anniversary of the execution of the Credit Agreement, a prepayment premium of 1% to 2% of the principal amount so prepaid depending on when the prepayment occurs. The Company has the right to request increases in the aggregate maximum amount of borrowings available under the Facilities up to an additional $1.15 billion, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.

Borrowings under the 5-Year Term Loan and 7-Year Term Loan will, subject to certain exceptions, bear interest at a LIBOR rate plus a margin of 90 to 180 basis points for the 5-Year Term Loan and 140 to 235 basis points for the 7-Year Term Loan, in each case depending on the Company’s credit rating. Borrowings under the Revolving Facility (other than swingline advances) will, subject to certain exceptions, bear interest at a rate equal to, at the Company’s option, either a LIBOR rate or a base rate plus a margin of 87.5 to 155 basis points for LIBOR rate advances and 0 to 55 basis points for base rate advances, in each case depending on the Company’s credit rating. In addition, the Company is required to pay a facility fee of 12.5 to 30 basis points, depending on the Company’s credit rating, on the borrowings available under the Revolving Facility, whether or not utilized.

The Company’s ability to borrow under the Credit Agreement will be subject to ongoing compliance by the Company and its subsidiaries with various restrictive covenants, including with respect to liens, indebtedness, investments, dividends, mergers and substantial asset sales. In addition, the Credit Agreement requires that the Company satisfy certain financial covenants, including maintaining ratios of:

•                  total indebtedness to total asset value of no more than 60% (up to 65% in the event of a material acquisition, subject to certain conditions);

•                  Adjusted EBITDA (as defined in the Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1.00;

•                  secured indebtedness to total asset value of no more than 40%;

•                  unsecured indebtedness to unencumbered asset value of no more than 60% (up to 65% in the event of a material acquisition, subject to certain conditions); and

•                  unencumbered net operating income to unsecured debt interest expense of less than 1.75 to 1.00.

The Credit Agreement includes customary representations and warranties, which are required to be true and correct in all material respects as a condition for the Company to make future draws under the Facilities. The Credit Agreement also includes customary events of default, including, among other things, failure to make payments when due, breach of covenants or representations, cross default on material indebtedness or material judgment defaults, bankruptcy matters involving the Company or certain of its subsidiaries and certain change of control events. The occurrence of an event of default would limit the ability of the Company to make distributions and, following any applicable grace period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations under the Credit Agreement to be immediately due and payable and terminate the Credit Agreement.

The forgoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

As described above under Item 1.01, in connection with the Company’s entry into the Credit Agreement, on January 29, 2015, the Previous Credit Agreement and the Previous Term Loan Agreement were terminated, all amounts due thereunder were paid in full and all liens granted in connection therewith were terminated. The Company did not incur any early termination penalties in connection with these terminations.

The material terms of the Previous Credit Agreement are described in the Company’s Current Reports on Form 8-K filed with the SEC on August 9, 2010, October 20, 2011, July 18, 2012, August 29, 2013, April 14, 2014 and June 12, 2014, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and are incorporated herein by reference.

The material terms of the Previous Term Loan Agreement are described in the Company’s Current Reports on Form 8-K filed with the SEC on December 17, 2010, October 28, 2011, July 18, 2012, August 29, 2013, April 14, 2014 and June 12, 2013, and are incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Credit Agreement, dated as of January 29, 2015, among Equity Commonwealth, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions or entities from time to time party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: February 3, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement, dated as of January 29, 2015, among Equity Commonwealth, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions or entities from time to time party thereto